UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2012

Date of earliest event reported: August 21, 2012

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices,

including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2012, MRC Global Inc. (the “Company”) announced the appointment of Alan H. Colonna to serve as the Company’s Executive Vice President of Business Development and Supply Chain Management and the appointments of Rory M. Isaac and Gary A. Ittner to serve as the Company’s Executive Vice Presidents of Corporate Strategy and Mergers & Acquisitions, effective September 1, 2012.

Mr. Colonna, age 54, who joined the Company in 1984, has served as Senior Regional Vice President – Gulf Coast since January 2009. Prior to that, he was the Senior Regional Vice President – Western region from 2007 to 2009 and the Regional Vice President – Western region from 2000 to 2007. He received a B.A. in Liberal Arts from Cal Poly San Luis Obispo, California.

There are no family relationships between Mr. Colonna and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Colonna, or any member of his immediate family, has a direct or indirect material interest.

Mr. Isaac, age 62, has been the Company’s Executive Vice President Global Business Development since December 2008. From 2007 to 2008, he served as the Company’s Senior Corporate Vice President of Sales (focusing on downstream, industrials and natural gas utilities operations) since November 2007. From 2000 to 2007 he served as the Company’s Senior Vice President—National Accounts, Utilities and Marketing. From 1995 to 2000 he served as the Company’s Senior Vice President—National Accounts. Mr. Isaac joined the Company in 1981. He has extensive experience in sales, customer relations and management and has served at the Company as a branch manager, regional manager and regional vice president. In 1995 he began working in the Company’s corporate office in Charleston, West Virginia as Senior Vice President for national accounts, where he was responsible for managing and growing our national accounts customer base and directing business development efforts into integrated supply markets. Prior to joining the Company, Mr. Isaac worked at Consolidated Services, Inc. and Charleston Supply Company. Mr. Isaac attended the Citadel.

Mr. Ittner, age 60, has been the Company’s Executive Vice President Global Supply Chain Management since May 2012. From September 2010 to May 2012 he served as the Company’s Executive Vice President and Chief Administrative Officer since September 2010. Prior to that, he served as the Company’s Executive Vice President—Supply Chain Management since January 2008. Prior to that, he had served as our Senior Corporate Vice President of supply chain management since February 2007, having specific responsibility for the procurement of all industrial valves, automation, fittings and alloy tubular products. From March 2001 to November 2007, he served as our Senior Corporate Vice President of supply chain management. Before joining the supply chain management group, Mr. Ittner worked in various field positions including branch manager, regional manager and senior regional vice president. He is a past chairman of the executive committee of the American Supply Association’s Industrial Piping Division. Mr. Ittner began working at the Company in 1971 following his freshman year at the University of Cincinnati and joined the Company full-time following his graduation in 1974.

A copy of the Company’s press release announcing the appointment of Mr. Colonna as the Company’s Executive Vice President of Business Development and Supply Chain Management and the appointments of Messrs. Isaac and Ittner as the Company’s Executive Vice Presidents of Corporate Strategy and Mergers & Acquisitions is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibit is being furnished as part of this report:

99.1	Press Release of MRC Global Inc. dated August 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2012

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of MRC Global Inc. dated August 21, 2012.

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